Exhibit 99.1

Lincoln Educational Services Corporation Completes Sale of West Palm Beach Properties for $15.75 Million

Company Improves Balance Sheet Through Repayment of $8 Million Short-Term Loan

WEST ORANGE, N.J., August 16, 2017 -- Lincoln Educational Services Corporation (Nasdaq:LINC) announced today that its wholly-owned subsidiary, New England Institute of Technology at Palm Beach, Inc. (“NEIT”), has completed the sale of West Palm Beach, FL properties located at 2400 and 2410 Metrocentre Boulevard East, West Palm Beach, Florida to Tambone Companies, LLC.  NEIT and Tambone Companies, LLC entered into a definitive agreement for Tambone to acquire the properties on March 14, 2017.  The transaction generated net proceeds to Lincoln of $15.3 million after transaction costs.  As a result, Lincoln expects to record a non-cash gain on the sale in the amount of $1.5 million.

The West Palm Beach facilities served as collateral for a short-term loan in the principal amount of $8.0 million obtained by Lincoln from its lender, Sterling National Bank, on April 28, 2017. Lincoln has fully repaid the term loan from the proceeds generated from the property sale.

NEIT’s remaining campus located at 1126 53rd Court in Mangonia Park, FL, continues to operate. Lincoln expects to complete a teach out of all programs at the campus by September 2017.

About Lincoln Educational Services Corporation

Lincoln Educational Services Corporation is a provider of diversified career-oriented post-secondary education and helping to provide solutions to America’s skills gap. Lincoln offers recent high school graduates and working adults degree and diploma programs in the Transportation and Skilled Trades fields.  Lincoln also offers skilled training programs through partnerships with a number of major corporations including Audi, Fiat Chrysler, Volkswagen, and BMW.  Lincoln has provided the nation’s workforce with skilled technicians since its inception in 1946. For more information, go to www.lincolnedu.com.

Safe Harbor

Statements in this press release and in oral statements made from time to time by representatives of Lincoln Educational Services Corporation (“Lincoln” or the “Company”) regarding Lincoln’s business that are not historical facts may be “forward-looking statements” as that term is defined in the federal securities law. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.  Generally, these statements relate to business plans or strategies, projected or anticipated benefits from acquisitions or dispositions to be made by the Company or projections involving anticipated revenues, earnings or other aspects of the Company’s operating results.  The Company cautions you that these statements concern current expectations about the Company’s future performance or events and are subject to a number of uncertainties, risks and other influences many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projections upon which the statements are based. The events described in forward-looking statements may not occur at all. Factors which may affect the Company’s results include, but are not limited to, the risks and uncertainties discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on From 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.  Any one or more of these uncertainties, risks and other influences could materially affect the Company’s results of operations and financial condition and whether forward-looking statements made by the Company ultimately prove to be accurate and, as such, the Company’s actual results, performance and achievements could materially differ from those expressed or implied in these forward-looking statements. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, our failure to comply with the extensive regulatory framework applicable to our industry or our failure to obtain timely regulatory approvals in connection with a change of control of our Company or acquisitions; our success in updating and expanding the content of existing programs and developing new programs for our students in a cost-effective manner or on a timely basis; risks associated with changes in applicable federal laws and regulations; uncertainties regarding our ability to comply with federal laws and regulations regarding the 90/10 rule and cohort default rates; risks associated with the opening of new campuses; risks associated with integration of acquired schools; industry competition; our ability to execute our growth strategies; conditions and trends in our industry; general economic conditions; and other factors discussed in the “Risk Factors” section of our annual and quarterly reports. All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to publicly revise or update any forward-looking statements, whether as a result of new information, future events or otherwise after the date hereof.

CONTACT:

Lincoln Educational Services Corporation
Brian Meyers, CFO
973-736-9340

EVC Group, Inc.
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